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                       PUT/CALL AGREEMENT

          PUT/CALL AGREEMENT, dated as of August 26, 1996 (this "Agreement"), among Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCPII"), Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership ("BOCP"), Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP" and, together with BCPII, BOCP and each of their respective permitted assigns and transferees as provided herein, and together with any Affiliate thereof that acquires shares of the capital stock of Prime Holdings (as defined below) as contemplated by Section 5.4 of the Stockholders' Agreement referred to below, "BCP" or the "BCP Entities"), Loewen Group International Inc., a Delaware corporation (together with its permitted assigns and transferees as provided herein, "LGII"), The Loewen Group Inc., a British Columbia corporation ("LWN"), and PSI Management Direct L.P., a Delaware limited partnership ("PSIM"). BCP, LGII and PSIM are herein collectively referred to as the "Stockholders" and individually as a "Stockholder."

          WHEREAS, pursuant to a stock purchase agreement dated as of June 14, 1996 (the "Stock Purchase Agreement"), among Prime Succession, Inc., a Delaware corporation ("Existing Prime"), the other individuals or entities listed on the signature pages thereto as selling stockholders (collectively, the "Sellers"), LWN and Prime Succession Acquisition Corp., a Delaware corporation formerly known as Blackhawk Acquisition Corp. which is to be renamed Prime Succession, Inc. ("New Prime") at the Closing described below, New Prime obtained the right to acquire all of the capital stock of Existing Prime held by the Sellers, which right has previously been assigned to Blackhawk Onshore Acquisition Company L.L.C. and Blackhawk Offshore Company L.L.C. and is being further assigned to Existing Prime at the Closing, such that Existing Prime would repurchase such capital stock from such Sellers;

          WHEREAS, at the Closing and as contemplated by the Stockholders' Agreement (as defined below), the Stockholders will subscribe for newly issued shares of capital stock of Existing Prime, such that upon the consummation of such subscription and the repurchase by Existing Prime of its shares held by the Sellers as described above, the Stockholders will hold all of the then issued and outstanding shares of capital stock of Existing Prime (which will then be renamed Prime Succession Holdings, Inc. ("Prime Holdings")); and

          WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding the rights and obligations of the Stockholders;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

          Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

          "Additional BCP Contribution" means the amount in U.S. Dollars of each additional purchase of Common Stock made by BCP or any of its Affiliates pursuant to Section 5.4 of the Stockholders' Agreement.

          "Additional LGII Contribution" means the amount in U.S. Dollars of each additional purchase of Common Stock or Preferred Stock made by LGII or any of its Affiliates pursuant to Section 5.4 of the Stockholders' Agreement.

          "Adjusted BCP Contribution" means the BCP Contribution less
$15,000,000.

          "Adjusted Total Equity Value" means, as of the Exercise Date, the sum of Total Equity Value, the LGII Preferred Contribution and LGII Accrued Preferred Dividends.

          "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

          "BCP Call Hurdle Profit" means the amount in excess of the BCP Contribution necessary to provide a 24.14% compound annual return on the BCP Contribution from and including the Closing Date (or, with respect to Additional BCP Contributions, measured from and including the date on which each such Additional BCP Contribution was made) to but excluding the Exercise Date.

          "BCP Common Stock" means the shares of Common Stock held by the BCP Entities.

          "BCP Contribution" means the sum of $52,000,000 (which includes the investment in Common Stock by PSIM) and the aggregate amount of any Additional BCP Contributions.

          "BCP Liquidity Right" is defined in Section 4.1.

          "BCP Put Hurdle Profit" means the amount in excess of the BCP Contribution necessary to provide a 25% compounded annual return on the BCP Contribution from and including the Closing Date (or, with respect to Additional BCP Contributions, measured from and including the date on which each such Additional BCP Contribution was made) to but excluding the Exercise Date.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

          "Call Option" is defined in Section 2.1.

          "Call Option Exercise Price" is defined in Section 2.3.

          "Closing" means the consummation of the transactions contemplated by the Stock Purchase Agreement.

          "Closing Date" means the date on which the Closing pursuant to the Stock Purchase Agreement occurs.

          "Common Stock" means the common stock, par value $.01 per share, of Prime Holdings.

          "Consolidated Cash Flow" has the meaning ascribed to such term in the Indenture as of the date of this Agreement.

          "Creation Multiple" means the quotient of (i) the Creation Price divided by (ii) Pro Forma EBITDA for the Entry Relevant Period.

          "Creation Price" means the sum of (a) the BCP Contribution, plus
(b) the LGII Contribution, plus (c) $190 million, plus (d) the amount as of the Closing Date of Prime Holdings' liabilities on a consolidated basis relating to covenants not to compete, consulting agreements and other former owners' expenses, computed utilizing a 10% discount rate and assuming a continuation of past payment practices, plus (e) the aggregate amount as of the Closing Date of Existing Prime's liabilities on a consolidated basis in respect of its obligations under the Casket Supply Agreement, dated as of January 1, 1993, as amended, between Batesville Casket Company, Inc. and Prime Succession, Inc., less (f) the amount of any payment made by the Sellers to Prime Holdings in accordance with the post-closing adjustment provisions of Section 4.6 of the Stock Purchase Agreement.

          "Credit Agreement" means the credit agreement dated as of August 26, 1996 among New Prime, Existing Prime and the lenders thereunder.

          "Default Rate" has the meaning ascribed to such term in the Credit Agreement as of the date of this Agreement.

          "EBITDA" means, for any period, the amount of Consolidated Cash Flow calculated for Prime Holdings on a consolidated basis for the relevant period, subject to Section 7.1 of this Agreement.

          "Excess Value One" means the greater of (i) zero or (ii) Total Equity Value minus Total Call Hurdle Value (if the calculation is being made in connection with the Call Option) or Total Put Hurdle Value (if the calculation is being made in connection with the Put Option), up to a maximum amount which, when multiplied by 0.5 and added to the BCP Contribution plus the BCP Call Hurdle Profit (if the calculation is being made in connection with the Call Option) or the BCP Put Hurdle Profit (if the calculation is being made in connection with the Put Option), results in an Option Price that produces a thirty percent (30%) compounded annual return on the BCP Contribution.

          "Excess Value Two" means the greater of (i) zero or (ii) Total Equity Value less Total Call Hurdle Value (if the calculation is being made in connection with the Call Option) or Total Put Hurdle Value (if the calculation is being made in connection with the Put Option) less Excess Value One.

          "Exercise Date" means the date specified for the closing of the exercise of either of the Options, as set forth in a notice given pursuant to
Section 2.1(b) or 2.2(b), as applicable.

          "Exercise Date Value" means the value per share of Loewen Common Stock determined in accordance with Section 4.1(b).

          "Exit Relevant Period" means the period of twelve full calendar months ending immediately prior to or coincident with the Notification Date.

          "GAAP" means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in which such principles were applied in the preparation of the historical financial statements of Existing Prime included in the "Pro Forma Financial Information" section of the Offering Memorandum.

          "Guarantee" means the guarantee obligation of LWN set forth in
Section 7.3 hereof.

          "Holder" shall mean any BCP Entity and any Permitted Transferee who owns registrable securities.

          "Holders' Portion" of the underwriters' discounts and commissions means, with respect to particular Registrable Securities being sold pursuant to a registration effected under Section 5.1 or 5.2, the excess, if any, of the underwriters' discount and commissions charged in connection with such disposition over the amount that such charge would have otherwise been if the Registrable Securities being sold were sold at a public offering price equal to the Exercise Date Value.

          "Indenture" means the Indenture, dated as of August 15, 1996, between Prime Succession Acquisition Corp., as issuer, and United States Trust Company of New York, as trustee.

          "LGII Accrued Preferred Dividends" means, as of the date of determination, the aggregate liquidation preference of the LGII Preferred less the LGII Preferred Contribution.

          "LGII Common Contribution" means the sum of $16,000,000 and the aggregate amount of any Additional LGII Contributions made in respect of Common Stock.

          "LGII Contribution" means the sum of the LGII Common Contribution and the LGII Preferred Contribution.

          "LGII Hurdle Profit" means the amount in excess of the LGII Common Contribution necessary to provide a 25% compounded annual return on the LGII Common Contribution from and including the Closing Date (or, with respect to Additional LGII Contributions made in respect of Common Stock, measured from and including the date on which each such Additional LGII Contribution was made) to but excluding the Exercise Date.

          "LGII Preferred" means the shares of Preferred Stock held by LGII and its Affiliates.

          "LGII Preferred Contribution" means the sum of $62,000,000 and the aggregate amount of any Additional LGII Contributions made in respect of Preferred Stock which sum shall not be reduced by any redemption of such Preferred Stock.

          "Loewen Common Stock" means the common stock, par value $.01 per share, of LWN.

          "Management Equity Indebtedness" means the aggregate amount of outstanding loans, including accrued interest thereon (whether or not capitalized), provided by New Prime to PSIM or its management for purposes of the acquisition of PSIM Common Stock.

          "Market Value" means the average of the daily closing prices of the Loewen Common Stock for the 20 trading day period ending on the third calendar day prior to the Exercise Date or such other relevant date of determination, as the case may be. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Loewen Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if the Loewen Common Stock is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of the Loewen Common Stock in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc. or if the Loewen Common Stock is not so quoted, the average of the closing bid and asked price of the Loewen Common Stock in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by LWN for such purpose.

          "Notification Date" means the date notification is given by an exercising party under any of the Options in accordance with Section 2.1(b) or 2.2(b).

          "Offering Memorandum" the offering memorandum dated August 13, 1996 relating to the offering of New Prime's 10-3/4% Senior Subordinated Notes due 2004.

          "Obligations" means the obligation of LGII to pay on the Exercise Date the cash portion, if any, of the Option Price, including, without limitation, interest accruing at the Default Rate after the Exercise Date after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to LGII whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "Option" means the Call Option or the Put Option, as applicable.

          "Option Shares" means shares of Loewen Common Stock issuable in connection with the exercise of an Option.

          "Option Price" means the Call Option Exercise Price or the Put Option Exercise Price, as applicable and as determined in accordance with this Agreement.

          "Option Shares" means shares of Loewen Common Stock, if any, issuable in connection with the Option.

          "Permitted Transferee" means any Person to whom a Stockholder transfers shares of Common Stock or Preferred Stock, as the case may be, in accordance with the Stockholders' Agreement and who is required to, and does, become bound by the terms of this Agreement, and includes any Person to whom a Permitted Transferee (as thus defined) of a Stockholder (or a Permitted Transferee of a Permitted Transferee) so further transfers shares and who is required to, and does, become bound by the terms of this Agreement.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity.

          "Preferred Stock" means the 10% Pay In-Kind Cumulative Preferred Stock, par value $.01 per share, of Prime Holdings.

          "Pro Forma EBITDA for the Entry Relevant Period" means the quotient of (a) the sum of (i) EBITDA for calendar year 1997 divided by 1.06 raised to a power equal to the quotient of (x) the number of days elapsed between the Closing Date and December 31, 1997 and (y) 365 and (ii) EBITDA for calendar year 1998 divided by 1.06 raised to a power equal to the quotient of (x) the number of days elapsed between the Closing Date and December 31, 1998 and (y) 365, and (b) 2, and may be expressed as a formula calculation as follows:

  1997 EBITDA            +      1998 EBITDA
(1.06)(# days since CD to 12/31/97/365)(1.06)(# days since CD to 12/31/98/365)
______________________________________________________________
                                2

          "PSIM Common Stock" means the shares of Common Stock held by PSIM.

          "Put Option" is defined in Section 2.2.

          "Put Option Exercise Price" is defined in Section 2.4.

          "Registrable Securities" means any Loewen Common Stock (i) issued to BCP and as to which BCP, as contemplated by Section 4.1(b), is not exercising the BCP Liquidity Right, or (ii) which is issued or distributed in respect of any shares covered by the preceding clause (i) by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by LWN and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (z) they shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Sections 5.2 and 5.3 of this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 5.3(h), (v) the fees and disbursements of counsel for LWN and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than LWN's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration), (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) subject to the obligation of Holders under Sections 5.1 and 5.2 to pay any Holders' Portion thereof, all underwriting discounts and commissions or other brokers' commissions charged in connection with the sale of Registrable Securities.

          "Revolver" means the revolving credit facility made available to New Prime by a syndicate of commercial lenders on the Closing Date, or any other similar facility subsequently replacing such facility.

          "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "Stockholders' Agreement" means the Stockholders' Agreement, dated as of August 26, 1996, among the Stockholders and Prime Holdings.

          "Total Call Hurdle Value" means the sum of the BCP Contribution, the LGII Common Contribution, the BCP Call Hurdle Profit and the LGII Hurdle Profit.

          "Total Contribution" means the sum of (i) the BCP Contribution and
(ii) the LGII Contribution.

          "Total Enterprise Value" means the product of (i) the Creation Multiple multiplied by (ii) EBITDA for the Exit Relevant Period.

          "Total Equity Value" as of the Exercise Date (each of the following shall be determined as of the Exercise Date except for Total Enterprise Value, which shall be determined in accordance with the definition thereof) means the excess, if any, of (i) Total Enterprise Value over (ii) the sum of
(a) the aggregate outstanding principal amount (including accrued but unpaid interest thereon) of Prime Holdings' consolidated total indebtedness (excluding any amounts outstanding under the Revolver), plus (b) the LGII Preferred Contribution, plus (c) LGII Accrued Preferred Dividends, less (d) the aggregate amount of Prime Holdings' consolidated total cash, cash equivalents and any other marketable securities, less (e) the aggregate amount of Management Equity Indebtedness.

          "Total Put Hurdle Value" means the sum of the BCP Contribution, the LGII Common Contribution, the BCP Put Hurdle Profit and the LGII Hurdle Profit.

                           ARTICLE II

                      CALL AND PUT OPTIONS

          2.1 Call Option. (a) On the terms and subject to the conditions set forth herein, each of the BCP Entities and PSIM hereby grants to LGII an irrevocable option (the "Call Option") exercisable beginning on the fourth anniversary of the Closing Date and ending on the day before the sixth anniversary of the Closing Date, to purchase (and, upon exercise of such Call Option in accordance herewith, each BCP Entity and PSIM irrevocably agrees to sell to LGII) all, but not less than all, of the BCP Common Stock or PSIM Common Stock, as the case may be, respectively owned by them. The aggregate purchase price with respect to all the shares of BCP Common Stock and PSIM Common Stock being purchased shall be equal to the Call Option Exercise Price (as defined in Section 2.3). The consideration to be paid for each share of BCP Common Stock and each share of PSIM Common Stock shall equal the Call Option Exercise Price divided by the aggregate number of shares of BCP Common Stock and PSIM Common Stock being purchased, provided that the BCP Entities may reallocate the Call Option Exercise Price among themselves to the extent necessary to take into account differences among them, if any, in making Additional BCP Contributions.

          (b) LGII shall give Blackstone Management Associates II L.L.C., a Delaware limited liability company ("BMAII"), as agent for each of the BCP Entities and PSIM, written notice of exercise of the Call Option no less than 90 nor more than 120 days prior to the Business Day specified in such notice for exercise of the Call Option. Subject to the preceding sentence, a notice of exercise of the Call Option may be given during or prior to the commencement of the period in which the Call Option is exercisable and shall irrevocably commit the Stockholders to the purchase and sale of the BCP Common Stock and PSIM Common Stock in accordance with the Call Option.

          2.2 Put Option. (a) On the terms and subject to the conditions set forth herein, LGII hereby grants to each BCP Entity and PSIM an irrevocable option (the "Put Option"), exercisable beginning on the sixth anniversary of the Closing Date and ending on the eighth anniversary of the Closing Date, to require LGII to purchase (and, upon exercise of such Put Option in accordance herewith, LGII agrees to purchase from the BCP Entities and PSIM) all, but not less than all, of the BCP Common Stock and PSIM Common Stock respectively owned by them; provided that the Put Option may be exercised only with respect to all the BCP Common Stock and PSIM Common Stock, and provided further, BMAII, as agent for each of the BCP Entities and PSIM, shall have the exclusive authority to deliver notice of such exercise to LGII. The aggregate purchase price with respect to all the shares of BCP Common Stock and PSIM Common Stock being purchased shall be equal to the Put Option Exercise Price (as defined in Section 2.4). The consideration to be paid for each share of BCP Common Stock and PSIM Common Stock shall equal the Put Option Exercise Price divided by the aggregate number of shares of BCP Common Stock and PSIM Common Stock being purchased, provided that the BCP Entities may reallocate the Put Option Exercise Price among themselves to the extent necessary to take into account differences among them, if any, in making Additional BCP Contributions.

          (b) BMAII, as exclusive agent for BCP and PSIM, shall give LGII written notice of exercise of the Put Option no less than 90 nor more than 120 days prior to the Business Day specified in such notice for exercise of the Put Option. Subject to the preceding sentence, a notice of exercise of the Put Option may be given at any time during or prior to the commencement of the period in which the Put Option is exercisable and shall irrevocably commit the Stockholders to the purchase and sale of the BCP Common Stock and the PSIM Common Stock in accordance with the Put Option.

          2.3 Call Option Exercise Price. The Call Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

     (i) the sum of the BCP Contribution and the BCP Call Hurdle Profit, if Total Equity Value is equal to or less than Total Call Hurdle Value; or

    (ii) the sum of (a) the BCP Contribution, (b) the BCP Call Hurdle Profit, (c) 50% of Excess Value One, if any and (d) 25% of Excess Value Two, if any, if Total Equity Value is greater than the Total Call Hurdle Value.

          2.4 Put Option Exercise Price. The Put Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

     (i) Adjusted Total Equity Value, if Adjusted Total Equity Value is equal to or less than Adjusted BCP Contribution;

    (ii) Adjusted BCP Contribution plus the product of (a) Adjusted Total Equity Value minus Adjusted BCP Contribution and (b) the ratio of the BCP Put Hurdle Profit to the sum of (1) BCP Put Hurdle Profit and (2) LGII Accrued Preferred Dividends, if Adjusted Total Equity Value is greater than Adjusted BCP Contribution but less than or equal to the sum of (x) Adjusted BCP Contribution, (y) LGII Accrued Preferred Dividends and (z) BCP Put Hurdle Profit;

   (iii) Adjusted BCP Contribution plus BCP Put Hurdle Profit, if Adjusted Total Equity Value is greater than the sum of (a) Adjusted BCP Contribution,
(b) BCP Put Hurdle Profit and (c) LGII Accrued Preferred Dividends, but equal to or less than the sum of (v) Adjusted BCP Contribution, (w) BCP Put Hurdle Profit, (x) LGII Common Contribution, (y) LGII Preferred Contribution and (z) LGII Accrued Preferred Dividends;

    (iv) Total Equity Value less the LGII Common Contribution, if Adjusted Total Equity Value is greater than the sum of (a) Adjusted BCP Contribution,
(b) BCP Put Hurdle Profit, (c) LGII Common Contribution, (d) LGII Preferred Contribution and (e) LGII Accrued Preferred Dividends but equal to or less than the sum of (u) Adjusted BCP Contribution, (v) BCP Put Hurdle Profit, (w) LGII Common Contribution, (x) LGII Preferred Contribution, (y) LGII Accrued Preferred Dividends and (z) $15 million;

     (v) BCP Contribution plus BCP Put Hurdle Profit, if Total Equity Value is greater than BCP Contribution plus BCP Put Hurdle Profit plus LGII Common Contribution but less than Total Put Hurdle Value; or

    (vi) BCP Contribution plus BCP Put Hurdle Profit plus 50% of Excess Value One plus 25% of Excess Value Two, if Total Equity Value is greater than Total Put Hurdle Value.

                           ARTICLE III

                   CALCULATION OF OPTION PRICE

          3.1 Calculation of Creation Price. Within 30 days of the Closing Date, the Stockholders shall cause the chief financial officer of Prime Holdings to calculate the Creation Price and provide to the Stockholders his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, it shall be final and binding on the parties in calculating the Creation Multiple. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.4(b), and the resolution process thereby provided shall determine the Creation Price which shall be final and binding on the parties in calculating the Creation Multiple.

          3.2 Calculation of Pro Forma EBITDA for the Entry Relevant Period and Creation Multiple. (a) Within 90 days of the end of each of 1997 and 1998, the Stockholders shall cause the chief financial officer of Prime Holdings to calculate Prime Holdings' EBITDA for the calendar year then ended and provide to the Stockholders his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, it shall be final and binding on the parties in calculating Pro Forma EBITDA for the Entry Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.4(b), and the resolution process thereby provided shall determine EBITDA for 1997 and/or 1998, as the case may be, which amount shall be final and binding on the parties in calculating Pro Forma EBITDA for the Entry Relevant Period.

          (b) Promptly following the determination of EBITDA for calendar 1998, the Stockholders shall cause the chief financial officer of Prime Holdings to calculate Pro Forma EBITDA for the Entry Relevant Period and the Creation Multiple and provide to the Stockholders his written certification of his calculation of such amounts. Unless the amounts so calculated are disputed by any Stockholder by written notice given to the other Stockholders within 30 days of their being so certified, they shall be final and binding on the parties. If such amounts are so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.4(b), and the resolution process thereby provided shall determine the Pro Forma EBITDA for the Entry Relevant Period and the Creation Multiple which shall be final and binding on the parties.

          3.3 Calculation of EBITDA for the Exit Relevant Period. As promptly as practicable following the Notification Date, the Stockholders shall cause the chief financial officer of Prime Holdings to calculate EBITDA for the Exit Relevant Period and provide to the Stockholders, no later than 45 days after the Notification Date, his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 15 days of its being so certified, it shall be final and binding on the parties in calculating EBITDA for the Exit Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.4(b), and the resolution process thereby provided shall determine EBITDA for the Exit Relevant Period, which amount shall be final and binding on the parties in calculating Total Enterprise Value.

          3.4 Access to Information; Resolution of Disputes. (a) Each Stockholder and its representatives shall have full access to the books and records of Prime Holdings and its subsidiaries in connection with any calculation made pursuant to this Article III. The parties hereby agree to cause Prime Holdings to instruct all auditors to make their work papers available for review in this regard, and hereby waive any objection which such Stockholder may raise with respect thereto. The fees and expenses of the Stockholders' representatives shall be paid by Prime Holdings.

          (b) In the event any Stockholder disputes any amount calculated by the chief financial officer of Prime Holdings and gives timely notice of such dispute as described above, the Stockholders shall negotiate in good faith as promptly as practicable. In the event such dispute is not resolved within 14 days of the giving of notice of such dispute, the parties shall promptly engage as "Arbitrator" a "big six" accounting firm (which shall not be KPMG Peat Marwick or Deloitte & Touche LLP or Prime Holdings' or LWN's then existing auditors) to reach a final determination of the amount whose calculation is in dispute. The fees of the Arbitrators shall be shared equally between BCP collectively and LGII, and the Arbitrator shall render its decision within 21 days of its engagement for such purpose.

          (c) By way of illustration, the "Illustrative Scenarios" attached to this Agreement reflect the distribution order in a call or put scenario pursuant to the formula described herein.

                           ARTICLE IV

    DETERMINATION OF OPTION CONSIDERATION; CERTAIN CONDITIONS

          4.1 Option Consideration. (a) (i) LGII may use for payment of the Option Price (either in whole or in part) payable to the BCP Entities under the Call Option or the Put Option either cash or common stock, par value $.01, of LWN ("Loewen Common Stock"). If Loewen Common Stock is to be issued, LWN shall notify BCP within 15 days of the Notification Date of the percentage of the Option Price payable to the BCP Entities to be paid in Loewen Common Stock. The number of shares of Loewen Common Stock issuable to BCP on the Exercise Date will be calculated as follows.

    (ii) If BCP notifies LWN within 30 days of the Notification Date of its desire promptly to sell the shares of Loewen Common Stock received in full or partial payment of the Option Price, then LWN will, on behalf of LGII, issue for the account of BCP, and will undertake for the benefit of BCP to effectuate the sale of, such number of shares of Loewen Common Stock as would, upon consummation of such sale, yield net cash proceeds to BCP equal to the portion of the Option Price that would have otherwise been paid in cash to the BCP Entities (such notification by BCP together with the sale of Loewen Common Stock for such purpose being referred to as the "BCP Liquidity Right").

   (iii) LWN shall, on behalf of LGII, bear all Registration Expenses in connection with such issuance and sale (including the entire amount of any and all underwriters' discounts and commissions) and provide customary and appropriate undertakings (including indemnification of BCP to the same extent provided in Section 5.4) in connection with such issuance and sale. If such net cash proceeds have not been paid to BCP on the Exercise Date, the closing of the Option shall be in escrow pending receipt of such proceeds by BCP.
Any delay in remitting net cash proceeds to BCP beyond the 90th day after the date on which BCP notifies LWN of its desire to exercise the BCP Liquidity Right shall require a "grossing up" (through the issuance of additional shares) of the net cash proceeds required to be received so as to reflect an implied interest component (accruing from such 90th day to the date of actual payment to BCP) at the rate of 10% per annum. If net cash proceeds have not been received by BCP within 180 days after the date on which BCP notifies LWN of its desire to exercise the BCP Liquidity Right, LGII shall be required to pay the Option Price wholly in cash on such 180th day.

          (b) If BCP does not invoke the BCP Liquidity Right as described in paragraph (a) above with respect to the entire portion of the Option Price payable to BCP in Loewen Common Stock, the number of shares issuable to BCP in respect of the non-cash portion of the Option Price will be based on the Market Value of the Loewen Common Stock. In this regard, LWN agrees (i) to make an appropriate public announcement no later than the commencement of such 20 trading day period with regard to the pending issuance of Loewen Common Stock to BCP on the Exercise Date, and (ii) during the period commencing at the beginning of such 20 trading day period and through the Exercise Date, not to take any corporate action (other than the declaration or payment of a regular dividend) in respect of combining the outstanding shares of Loewen Common Stock, including combining its outstanding shares into a smaller number of shares or issuing rights or warrants to stockholders of record on a date prior to the Exercise Date.

          (c) Regardless of the issuance of Loewen Common Stock in connection with the Call Option or the Put Option, the amount payable pursuant to Section 2.1 or 2.2 by LGII for each share of PSIM Common Stock in connection with the exercise of the Call Option or the Put Option shall be paid by LGII in cash to PSIM on the Exercise Date.

          4.2 Conditions to Issuance of Loewen Common Stock. The ability of LGII and LWN to issue Loewen Common Stock in lieu of LGII paying the Option Price to BCP in cash is subject to the satisfaction, on or before the Exercise Date, of each of the following conditions:

          (a) The representations and warranties of LWN and LGII set forth in Sections 6.1 and 6.2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respect at and as of the Exercise Date.

          (b) LWN and LGII shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Exercise Date.

          (c) BCP shall have received a certificate, dated the Exercise Date and signed by a principal executive officer of LWN, certifying that the conditions set forth in Sections 4.2(a) and 4.2(b) are satisfied on and as of such date.

          (d) LWN shall have provided BCP with a legal opinion from counsel reasonably satisfactory to BCP with respect to matters customarily covered in connection with the issuance of shares to a private investor, and such option shall be reasonably satisfactory in form and substance to BCP and its counsel.

          (e) The receipt of the Option Shares by BCP shall not have been enjoined (temporarily or permanently) as of the Exercise Date or be prohibited by any applicable law or governmental regulation.

          (f) All proceedings taken in connection with the issuance and delivery of the Option Shares and all documents and papers relating thereto shall be reasonably satisfactory to BCP. BCP shall have received copies of such documents and papers as it may reasonably request in connection therewith, all in form and substance reasonably satisfactory to it.

          (g) Since the Notification Date, there has not been any material adverse change in the general affairs, management, financial position, shareholders' equity or results of operations of LWN and its subsidiaries taken as a whole.

          (h) No "Default" as described in Section 8.6 or 8.7 of the credit agreement dated as of May 15, 1996 among LWN, LGII and the lenders named therein (in the form thereof on August 26, 1996) shall have occurred since the date of this Agreement.

                            ARTICLE V

                       REGISTRATION RIGHTS

          5.1 Incidental Registration. (a) Right to Include Registrable Securities. Following the issuance of Loewen Common Stock to BCP pursuant to
Section 4.1(b), each time LWN proposes to register Loewen Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so and of the Holders' rights under this Section 5.1(a). Upon the written request of any Holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), LWN will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which LWN has been so requested to register by the Holders thereof; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, LWN shall determine for any reason not to proceed with the proposed registration, LWN may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by LWN (underwritten, at least in part, by Persons who are not Affiliates of LWN), all Holders requesting to have Registrable Securities included in LWN's registration must sell their Registrable Securities to such underwriters who shall have been selected by LWN on the same terms and conditions as apply to LWN, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 5.1(a) involves such an underwritten public offering, any Holder making a request under this Section 5.1(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.

          (b) Expenses. LWN will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.1(a), regardless of whether such registration statement becomes effective, and each Holder shall pay the Holders' Portion, if any, of all underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.1(a).

          (c) Priority in Incidental Registrations. If a registration pursuant to this Section 5.1 involves an underwritten offering by LWN (as described in Section 5.1(a)(ii)) and the managing underwriter with respect to such offering advises LWN in writing that, in its opinion, the number of securities (including all Registrable Securities) which LWN, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by LWN (including the price at which LWN proposes to sell such securities), then LWN will include in such registration (i) first, all the securities LWN proposes to sell for its own account, (ii) second, the number of Registrable Securities which the Holders have requested to be included in such registration and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Registrable Securities to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

          (d) Custody Agreement and Power of Attorney. Upon LWN's request, any Holder will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to LWN with respect to the shares of Loewen Common Stock to be registered pursuant to this Section 5.1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Loewen Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Holder's behalf with respect to the matters specified therein.

          (e) Other Agreements. Each Holder agrees that it will execute such other agreements as LWN may reasonably request to further accomplish the purposes of this Section 5.1.

          5.2 Registration on Request. (a) Request by Holders. Upon the written request of any Holder or Holders owning at least 20% of the Registrable Securities that are subject to this Agreement, requesting that LWN effect the registration under the Securities Act of all or part of such Holder's or Holders' Registrable Securities (which Registrable Securities requested to be registered have an aggregate Market Value as of the date of such request of not less than $50 million), and specifying the intended method of disposition thereof, LWN will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which LWN has been so requested to register by such Holder or Holders; and

         (ii) all other Registrable Securities which LWN has been requested to register by any other Holder thereof by written request given to LWN within 30 days after the giving of such written notice by LWN (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the Holders' intended method thereof) of the Registrable Securities so to be registered; provided, that LWN shall not be obligated to file a registration statement relating to any registration request under this Section 5.2(a)(i) within a period of one year after the effective date of any other registration statement relating to
(A) any registration request under this Section 5.2(a) or (B) any registration effected under Section 5.1, or (ii) if three registration statements relating to registration requests under this Section 5.2(a) have previously been filed and declared effective by the SEC.

          (b) Expenses. LWN will pay all Registration Expenses in connection with the first three registrations of Registrable Securities pursuant to this Section 5.2 upon the written request of any of the Holders, and each Holder shall pay the Holders' Portion, if any, of the underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.2. All expenses for any subsequent registrations of Registrable Securities pursuant to this Section 5.2 shall be paid pro rata by all Persons (including the Holders and LWN) participating in such registration on the basis of the relative number of shares of Loewen Common Stock of each such Person included in such registration.

          (c) Effective Registration Statement. A registration requested pursuant to this Section 5.2 will not be deemed to have been effected unless it has become effective; provided, that if, within the period ending on the earlier to occur of (i) 180 days after the applicable registration statement has become effective, or (ii) the date on which the distribution of the Registrable Securities covered thereby has been completed, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

          (d) Selection of Underwriters. If a requested registration pursuant to this Section 5.2 involves an underwritten offering, the Holders of a majority of the Registrable Securities which have requested inclusion in such registration shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to LWN; provided further, that if LWN is including shares of Loewen Common Stock in such registration statement, LWN shall have the right to select such bankers or managers.

          (e) Priority in Requested Registrations. If a requested registration pursuant to this Section 5.2 involves an underwritten offering and the managing underwriter advises LWN in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of LWN which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering, LWN will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, LWN may include in such registration the securities LWN proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

          5.3 Registration Procedures. If and whenever, LWN is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, LWN will, as expeditiously as possible:

          (a) prepare and, if the registration is pursuant to notice given under Section 5.2(a), in any event within 45 days after the giving of notice pursuant to Section 5.2(a), file with the SEC a registration statement with respect to such Registrable Securities on any form for which LWN then qualifies or which counsel for LWN shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that LWN may discontinue any registration of its securities which is being effected pursuant to Section 5.2 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days or such lesser period of time as LWN or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, LWN will furnish to the Holders and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and will not be filed if such counsel reasonably objects;

          (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that LWN shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.3(b), of LWN's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Loewen Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making appropriate members of senior management of LWN available for customary participation in a "road show" presentation to potential investors;

          (j) obtain a "cold comfort" letter or letters from LWN's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holder or Holders of a majority of the shares of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

          (k) make available for inspection by representatives of the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of LWN, and cause all of LWN's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          LWN may require each Holder of Registrable Securities as to which any registration is being effected to furnish LWN with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as LWN may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from LWN of the happening of any event of the kind described in
Section 4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f), and, if so directed by LWN, such Holder will deliver to LWN (at LWN's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event LWN shall give any such notice, the period mentioned in Section 5.3(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to
Section 5.3(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3(f).

          5.4 Indemnification. (a) Indemnification by LWN. In the event of any registration of any securities of LWN under the Securities Act pursuant to Section 5.1 or 5.2, LWN hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and LWN will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that LWN shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to LWN by such Indemnified Party for use in the preparation thereof; and provided, further, that LWN will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if LWN has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

          (b) Indemnification by the Holders and Underwriters. LWN may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5.1 or 5.2 herein, that LWN shall have received an undertaking reasonably satisfactory to it from the prospective Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.4(a)) LWN, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to LWN by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of LWN or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.4(a) or 5.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in this Section 5.4 (with appropriate modifications) shall be given by LWN and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

          (f)  Non-Exclusivity.  The obligations of the parties under this
Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

          6.1 Representations and Warranties of All Parties. LWN, LGII and each Stockholder represents and warrants, on a joint and several basis in the case of LWN and LGII and on a several and not joint basis in the case of the Stockholders, as follows:

     (a) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity; and

     (b) The execution and delivery of this Agreement by such Person does not, and the performance by it of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which such Person is a party or which is binding on such Person, and will not result in the creation of any lien on, or security interest in, any of the assets of such Person.

          6.2 Representations and Warranties of LGII and LWN. LGII and LWN jointly and severally represent and warrant to the BCP Entities as follows:

          (a) The Option Shares have been or will be, prior to issuance, duly authorized and, when such shares are issued, delivered and paid for on the Exercise Date, will be validly issued and outstanding, fully paid and nonassessable shares of capital stock of LWN, with no personal liability attached to the ownership thereof; and the holders of the outstanding stock are not entitled to preemptive or other rights to subscribe for such shares.

          (b) Neither the issuance of the Option Shares nor their sale in connection with the exercise of the BCP Liquidity Option nor the consummation of any other of the transactions contemplated in this Agreement, nor the fulfillment of the terms of this Agreement, will conflict with, result in a breach of or constitute a default under the terms of the certificate of incorporation or similar organizational document or bylaws of LWN or LGII or of any material agreement, indenture or instrument to which LWN or LGII is a party or is bound, or any order or regulation applicable to LWN or LGII of any court, regulatory body, administrative agency or governmental body having jurisdiction over